UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2021
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer and Director

Effective as of September 1, 2021 (the “Separation Date”), Mr. Michael J. Rugen has resigned as Chief Financial Officer and as a director of Riley Exploration Permian, Inc. (the "Company"). Mr. Rugen’s resignation is not a result of any disagreement with the Company or its independent auditors on any matter relating to the Company’s accounting, strategy, management, operations, policies, regulatory matters, or practices (financial or otherwise).

In connection with his resignation, the Company entered into a separation agreement and general release between the Company and Mr. Rugen specifying the terms of Mr. Rugen’s departure (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Rugen will be entitled to the following separation benefits: (i) for a period of six (6) months after the Separation Date, payment of COBRA health care premiums under the Company’s group health plans for Mr. Rugen, his spouse and eligible dependents; (ii) accelerated vesting of 10,788 shares of Time-Based Restricted Stock (as defined in the Separation Agreement) and payment of the associated retained distributions; (iii) a lump sum severance payment of $137,500; and (iv) payment of unused vacation days in the amount of $15,984.19. In exchange for the foregoing, Mr. Rugen has agreed to certain customary restrictive covenant and release provisions in favor of the Company as provided for in the Separation Agreement.

The foregoing description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(c) Appointment of Chief Financial Officer

Effective as of September 1, 2021, Mr. Philip Riley was appointed as Chief Financial Officer of the Company.

Mr. Riley, age 47, most recently served as the Company’s Executive Vice President - Strategy beginning in March 2021. Mr. Riley has more than 20 years of experience across energy and other industries as an executive officer, investor, and strategic advisor. Prior to joining the Company, he served as Managing Director of private capital funds Bluescape Energy Partners (“Bluescape”) beginning May 2015 and Parallel Resource Partners (“Parallel”) beginning in November 2012, where he formulated investment strategies, sourced investment opportunities, and managed existing investment operations and performance. Mr. Riley has served as an officer or director of 16 companies, including as Bluescape’s designated director for Riley Exploration - Permian, LLC (“REP, LLC”). Prior to Bluescape and Parallel, he served as an investment banker at Imperial Capital, Lazard Ltd. and Petrie Parkman. During 12 years of strategic advisory experience, Mr. Riley advised companies, private investors, lenders, and other creditors in a variety of domestic and international M&A, financing and restructuring transactions exceeding $135 billion in value. Mr. Riley earned a Bachelor of Business Administration from the University of Texas at Austin, with majors in the Business Honors Program and Finance.

Mr. Riley has an employment agreement with the Company effective March 15, 2021 with an initial term of two years, with automatic renewals thereafter. The employment agreement sets forth the material terms and conditions of his employment, including base salary, target annual cash bonus opportunity, target annual equity award opportunity, standard employee benefit plan participation, severance and change in control benefits. Additionally, Mr. Philip Riley’s employment agreement also includes certain restrictive covenants that generally prohibit him from (i) competing against the Company, (ii) disclosing information that is confidential to the Company and its subsidiaries and (iii) from soliciting or hiring the Company’s employees and those of its subsidiaries or soliciting the Company’s customers. Mr. Philip Riley’s employment agreement may be assigned to an affiliate of the Company.

Mr. Riley has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Riley has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Riley was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person.

The foregoing description of the employment agreement for Mr. Philip Riley contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(c) Appointment of Chief Accounting Officer

Effective as of August 31, 2021, Ms. Amber Bonney was appointed as Chief Accounting Officer of the Company.

Ms. Bonney, age 47, has 24 years of experience in accounting with 15 years in the oil and gas industry. Prior to joining the Company, Ms. Bonney was a principal at ANB Consulting LLC since January 2020, served as Chief Accounting Officer and Vice President of Accounting for Roan Resources, Inc. since 2018, and served as Controller at Permian Resources, LLC starting in 2015. Ms. Bonney received her Bachelor of Business Administration degree in Accounting and Finance from the University of Oklahoma and is a Certified Public Accountant.

Ms. Bonney’s current annual base salary is $250,000 and she is eligible for a bonus of 50% of her base salary based on individual performance as determined in the sole discretion of the Company and by the Company’s overall financial and strategic performance. Ms. Bonney may also be entitled to receive equity compensation as part of the Company’s management incentive plan with a target of 100% of her base salary in restricted shares with a three year vesting period. Ms. Bonney will also be eligible to participate in the Company’s 401(k) plan and health, dental, disability and life insurance and other benefit plans on the same basis as other employees of the Company. Ms. Bonney’s employment with the Company is “at will.” Ms. Bonney has entered into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition.

Ms. Bonney has no family relationships with any current director, director nominee, or executive officer of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Ms. Bonney has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K. Ms. Bonney was not appointed as the Company’s Chief Accounting Officer pursuant to any arrangement or understanding with any other person.

(d) Appointment of New Director

Effective as of September 1, 2021, the Board of Directors (the “Board”) of the Company appointed Beth A. di Santo to fill the vacancy left on the Board by Mr. Rugen’s departure until the 2021 annual meeting of stockholders or until her successor is duly elected and qualified.

Ms. di Santo, 48, is an attorney with over 20 years of experience in corporate and securities law. Ms. di Santo has served as outside legal counsel for the Company and its predecessor for several years. She provides oversight on legal matters, corporate governance and compliance issues, as well as handling corporate transactional matters. Ms. di Santo started her legal career as a Corporate Finance Attorney in the New York office of Clifford Chance US LLP in 1999 where she represented a variety of clients in a wide range of transactional, corporate governance and securities matters. In 2008, she founded a boutique law firm to continue her corporate and securities practice. Ms. di Santo received her Juris Doctor, magna cum laude, from the University of Miami School of Law, where she served on the Editorial Board of the Miami Law Review. She graduated with a Bachelor of Arts in Political Science and Economics from the University of Miami.

There is no arrangement or understanding pursuant to which Ms. di Santo was appointed to the Board. Ms. di Santo will continue in her role as outside legal counsel for the Company. Legal fees paid by REP, LLC, the Company’s predecessor, to di Santo Law, PLLC during the fiscal year ended September 30, 2020 were $634,721, and legal fees paid by the Company through the end of the Company’s fiscal third quarter of 2021 were $400,465.

Except as described above, Ms. di Santo does not have any other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into an indemnification agreement with Ms. di Santo in connection with her appointment to the Board, which will be in substantially the same form as that entered into with the other officers and directors of the Company.

Ms. di Santo has no family relationships with any current director, director nominee, or executive officer of the Company and was not elected to the Board pursuant to any arrangement or understanding with any other person.

9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated as of September 1, 2021 by and between Riley Exploration Permian, Inc. and Michael J. Rugen.

10.2	Employment Agreement dated effective as of March 15, 2021 by and between Riley Exploration Permian, Inc. and Philip Riley. (Incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed on March 15, 2021).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date: September 3, 2021	By:	/s/ Bobby D. Riley
Bobby D. Riley
Chairman of the Board and Chief Executive Officer